JMSC futurity
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www.JMSCfuturity.com

Moving People
and
Business Forward

October 13, 2014

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Aquentium Inc

We have read the statements that we understand Aquentium, Inc will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

Johnson Matteson & Smail, PLLC

/s/ Johnson Mattson & Smail, PLLC

Buffalo: 215 Hwy 55 East, #306 Buffalo, MN 55313 **p**: 763.682.6458 **f**: 763-682-1880
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